EXHIBIT 31.2

CERTIFICATIONS

I, Jason Grant, certify that:

1. I have reviewed this Amendment No. 1 to Quarterly Report on Form 10-Q/A for the period ended June 30, 2011 of United Maritime Group, LLC;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

August 11, 2011	UNITED MARITIME GROUP, LLC

/s/ Jason Grant
Jason Grant Chief Financial Officer (duly authorized signatory, principal financial officer of the Company)